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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant
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The following are subsidiaries of ML & Co. as of February 26, 2002 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name                                                                   State or Jurisdiction of Entity
----                                                                   -------------------------------

Merrill Lynch & Co., Inc.                                                           Delaware
         Merrill Lynch, Pierce, Fenner & Smith Incorporated/1/                      Delaware
                  Broadcort Capital Corp.                                           Delaware
                  Merrill Lynch Life Agency Inc./2/                                 Washington
                  Merrill Lynch Professional Clearing Corp./3/                      Delaware
         Merrill Lynch Capital Services, Inc.                                       Delaware
         Merrill Lynch Government Securities, Inc.                                  Delaware
                  Merrill Lynch Money Markets Inc.                                  Delaware
         Merrill Lynch Group, Inc.                                                  Delaware
                  Merrill Lynch Investment Managers Group Limited/4/                England
                           Merrill Lynch Investment Managers Holdings Limited       England
                           Merrill Lynch Investment Managers Limited                England
                  Merrill Lynch Investment Managers, L.P./5/                        Delaware
                           MLIM Alternative Strategies LLC                          Delaware
                  Merrill Lynch Capital Partners, Inc.                              Delaware
                  Merrill Lynch Bank & Trust Co.                                    New Jersey
                  Merrill Lynch Insurance Group, Inc.                               Delaware
                           Merrill Lynch Life Insurance Company                     Arkansas
                           ML Life Insurance Company of New York                    New York
                  Merrill Lynch International Finance Corporation                   New York
                           Merrill Lynch International Bank Limited                 England
                                    Merrill Lynch Bank (Suisse) S.A.                Switzerland
                           Merrill Lynch Group Holdings Limited                     Ireland
                                    Merrill Lynch Capital Markets Bank Limited      Ireland
                  Merrill Lynch Mortgage Capital Inc.                               Delaware
                  Merrill Lynch Trust Company FSB                                   New Jersey
                  MLDP Holdings, Inc./6/                                            Delaware
                           Merrill Lynch Derivative Products AG                     Switzerland
                  ML IBK Positions, Inc.                                            Delaware
                           Merrill Lynch Capital Corporation                        Delaware

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1 MLPF&S also conducts business as "Merrill Lynch & Co."
2 Similarly named affiliates and subsidiaries that engage in the sale of life insurance and annuity products are incorporated in various other jurisdictions. 3 The preferred stock of the corporation is owned by an unaffiliated group of investors.
4 Held through several intermediate holding companies.
5 Merrill Lynch Investment Managers, L.P. is a limited partnership whose general partner is Princeton Services, Inc. and whose limited partner is ML & Co.
6 Merrill Lynch Group, Inc. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties.

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
         ML Leasing Equipment Corp./7/                                                    Delaware
         Merrill Lynch Canada Holdings Company                                            Nova Scotia
                  Merrill Lynch Canada Finance Company                                    Nova Scotia
                  Merrill Lynch & Co., Canada Ltd.                                        Ontario

                           Merrill Lynch Canada Inc.                                      Canada
Merrill Lynch Bank USA                                                                    Utah
         Merrill Lynch Business Financial Services Inc.                                   Delaware
         Merrill Lynch Credit Corporation                                                 Delaware
         Merrill Lynch New Jersey Investment Corporation                                  New Jersey
         Merrill Lynch Utah Investment Corporation                                        Utah
Merrill Lynch International Incorporated                                                  Delaware
         Merrill Lynch (Australasia) Pty Limited                                          New South Wales, Australia
                  Merrill Lynch Finance (Australia) Pty Limited                           Victoria, Australia
                  Merrill Lynch International (Australia) Limited/8/                      New South Wales, Australia
         Merrill Lynch International Holdings Inc.                                        Delaware

                  Merrill Lynch Bank and Trust Company (Cayman) Limited                   Cayman Islands, British West Indies
                  Merrill Lynch Capital Markets AG                                        Switzerland
                  Merrill Lynch Europe PLC                                                England
                           Merrill Lynch Holdings Limited                                 England
                                   Merrill Lynch International/9/                         England
                           Merrill Lynch Capital Markets Espana S.A. S.V.B.               Spain
                           Merrill Lynch (Singapore) Pte. Ltd./10/                        Singapore
                  Merrill Lynch South Africa (Pty) Ltd./11/                               South Africa
                  Merrill Lynch Mexico, S.A. de C.V., Casa de Bolsa                       Mexico
                  Merrill Lynch S.A. Sociedad de Bolsa                                    Argentina
                  Banco Merrill Lynch S.A.                                                Brazil
                  Merrill Lynch S.A.                                                      Luxembourg
                  Merrill Lynch Europe Ltd.                                               Cayman Islands, British West Indies
                  Merrill Lynch France S.A.                                               France
                           Merrill Lynch Finance S.A.                                     France
                           Merrill Lynch Capital Markets (France) S.A.                    France
                           Merrill Lynch, Pierce, Fenner & Smith SAF                      France

                  Merrill Lynch (Asia Pacific) Limited                                    Hong Kong
                           Merrill Lynch Far East Limited                                 Hong Kong
         Merrill Lynch Japan Securities Co., Ltd.                                         Japan
         Merrill Lynch Japan Finance Co., Ltd.                                            Japan
Herzog, Heine, Geduld, LLC                                                                Delaware

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7  This corporation has more than 45 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.
8  Held through an intermediate subsidiary.
9  Partially owned by another indirect subsidiary of ML & Co.
10 Held through intermediate subsidiaries.
11 Partially owned by another indirect subsidiary of ML & Co.